Exhibit 10. Material Contracts.

The Company's 1990 Stock Option Plan and 1990 Stock Bonus Plan are incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 12, 1990, and the Amendment to The Rouse Company 1990 Stock Option Plan, effective as of May 12, 1994, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1994.

The Company's 1994 Stock Incentive Plan is incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 5, 1994.

The Amended and Restated Supplemental Retirement Benefit Plan of The Rouse
 Company, made as of January 1, 1985 and further amended and restated as of September 24, 1992, March 4, 1994, and May 10, 1995, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

The Contingent Stock Agreement, effective as of January 1, 1996, by the Company in favor of and for the benefit of the Holders and Representatives named therein is incorporated by reference from the Exhibits to the Company's Form S-4 Registration Statement (No. 333-1693).

The Rouse Company Deferred Compensation Plan for Outside Directors (Amended and
 Restated), dated as of May 23, 1996, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

The memorandum of agreement, dated December 19, 1996, between the Company and Mathias J. DeVito, then Chairman of the Board of the Company, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

The employment agreement, dated May 1, 1996, between John L. Goolsby, The Rouse
 Company and TRC Acquisition Company I is incorporated by reference from the Company's 10-K Annual Report for the fiscal year ended December 31, 1997.

The Company's 1997 Stock Incentive Plan is incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 4, 1997.

The Rouse Company Special Option Plan, effective January 1, 1998, is incorporated by reference from the Company's Form 10-K Annual Report for the year ended December 31, 1997.

The Asset Purchase Agreement, dated as of April 6, 1998, between TrizecHahn
 Centers, Inc., and The Rouse Company and Westfield America, Inc. is incorporated by reference from the Company's Current Report on Form 8-K dated August 14, 1998.

The letter agreement, dated as of June 30, 1998, between The Rouse Company and Teachers Properties, Inc. relating to the purchase of certain of the interests in Rouse-Teachers Properties, Inc. is incorporated by reference from the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1998.

The Contribution Agreement, dated as of February 1, 1999, among The Rouse
 Company of Nevada, Inc., HRD Properties, Inc., Rouse-Bridgewater Commons, LLC, Rouse-Park Meadows Holding, LLC, Rouse-Towson Town Center LLC, Bridgewater Commons Mall, LLC, Rouse-Fashion Place, LLC, Rouse-Park Meadows LLC, Towson TC, LLC, TTC SPE, LLC and Fourmall Acquisition, LLC is incorporated by reference from the Company's Current Report on Form 8-K dated February 10, 1999.

The employment agreement, dated September 24, 1998, between the Company and Anthony W. Deering is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1998.

The Company's 1999 Stock Incentive Plan is incorporated by reference from the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1999.

The letter agreement, dated July 12, 1999, between The Rouse Company and Anthony
 W. Deering is incorporated by reference from the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1999.


The Executive Agreement, dated October 25, 1999, between The Rouse Company and
 Daniel C. Van Epp is attached. The same Executive Agreement was entered into with Jeffrey H. Donahue, Duke S. Kassolis, Douglas A. McGregor, Robert Minutoli, Robert D. Riedy, Alton J. Scavo and Jerome D. Smalley.

All documents referred to above may be found in Commission file number 0-1743.

                           EXECUTIVE AGREEMENT dated
                           October 25, 1999, between
                               THE ROUSE COMPANY,
        (together with its subsidiaries and affiliates,  the "Company"), and DANIEL C. VAN EPP (the "Executive")

        The Company and the Executive agree as follows:

SECTION 1.  Definitions.  As used in this Agreement:
            -----------

(a) "Accrued Obligations" means the sum of the amounts described in Section 6(a) (i) (A) and Section 6(a) (ii) (A)(2).
(b) "Annual Base Salary" means the Executive's salary at a rate not less than the Executive's annualized salary in effect immediately prior to the Operative Date or the date that is six months prior to the Operative Date (whichever date results in a larger salary).
(c) "Annual Bonus" means the Executive's annual bonus in an amount that is not less than the highest annual bonus paid to the Executive with respect to the three years preceding the Operative Date.
(d)  "Board" means the Board of Directors of the Company.
(e) "Cause" means (i) the willful and continued failure of the Executive to perform substantially the Executive's duties owed to the Company after a written demand for substantial performance is delivered to the Executive which specifically identifies the nature of such non-performance (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason pursuant to Section 5(d), (ii) willful gross misconduct by the Executive that is significantly and demonstrably injurious to the Company, or (iii) the Executive in the course of his or her employment is convicted of a felony or willfully engages in a fraud that results in material harm to the Company. No act or omission on the part of the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company. For purposes of this Section 1(e), any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board, the Company's Chief Executive Officer or other executive officer of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that in the good faith opinion of three-quarters (3/4) of the Board the Executive was guilty of conduct set forth in clause (i), (ii) or (iii) above and specifying the particulars thereof in detail.

(f)  A "Change in Control" shall mean and shall be deemed to have occurred if:

               (i) either of the following occurs: (a) the acquisition of beneficial ownership, directly or indirectly, of voting securities of the Company (defined as Common Shares of the Company or any securities having voting rights that the Company may issue in the future) and rights to acquire voting securities of the Company (defined as including, without limitation, securities that are convertible into voting securities of the Company (as defined above) and rights, options, warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board of Directors of the Company, as then constituted; or (b) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 20% or more of the combined voting power of the Company's then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly, unless such acquisition as is described in this part
          (b) is expressly approved by resolution of the Board of Directors of the Company passed upon affirmative vote of not less than a majority thereof and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date the Company obtains actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of the Executive under this Agreement). Notwithstanding the preceding, any transaction that involves a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or a transaction of similar effect, shall not constitute a "Change in Control."

               (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition or any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

               (iii) the shareholders of the Company approve a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were Beneficial Owners, immediately prior to such reorganization, merger or consolidation, of the combined voting power of the Company's then outstanding securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than eighty percent (80%) of the combined voting power of the securities of the corporation resulting from such reorganization, merger or consolidation; or

               (iv) the shareholders of the Company approve (a) the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company, or (b) a complete liquidation or dissolution of the Company.

(g)  "Common Shares" means the Common Stock of the Company.
(h) "Date of Termination" means: (i) if the Executive's employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, (ii) if the Executive's employment is terminated by the Company other than for Cause or Incapacity, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Incapacity, the Date of Termination shall be the date of death of the Executive or the Incapacity Effective Date, as the case may be.
(i) "Dependents", as of any date, means the members of the Executive's family who under the most liberal eligibility rules (as in effect on a date that is six months prior to the Operative Date) of the plans or programs of the Company (or any successor) which provide medical benefits, would, be eligible for benefits under such plans or programs on such date.

          (j) "Good Reason" means any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Executive.

          (k) "Incapacity" means, and shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, (i) the Executive shall have been absent from the full-time performance of the Executive's duties with the company for a period of six (6) consecutive months, (ii) the Company gives the Executive a Notice of Termination for Incapacity, and (iii) the Executive does not return to the full-time performance of the Executive's duties within thirty (30) days after such Notice of Termination is given.

          (l) "Incapacity Effective Date" means the date on which the period described in Section 1(k)(iii) expires.

          (m) "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision, (iii) in the case of termination by the Company for Cause, confirms that such termination is pursuant to a resolution of the Board, and (iv) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 calendar days after the giving of such notice).

          (n) "Operative Date" means the date on which a Change in Control shall have occurred.

          (o) "Other Benefits" means any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, including earned but unpaid and stock and similar compensation, that is in effect on the date that is six months prior to the Operative Date.

          (p) "SERP" means the Supplemental Retirement Benefit Plan of The Rouse Company as it now exists or may hereafter be amended prior to the date that is six months prior to the Operative Date.

          (q) "Term" means the term of this Agreement which shall begin as of October 25, 1999, and shall continue to and remain in effect until the fourth anniversary of such date (and any further extensions pursuant to Section 2) or, if later, three years following an Operative Date occurring prior to the later of (i) the fourth anniversary of October 25, 1999, or (ii) such later date to which this Agreement has been extended pursuant to Section 2.

          SECTION 2.  Extension of this Agreement.  If no Operative Date shall
                      ---------------------------
have occurred on or before the 60th calendar day preceding the date on which the Term is then scheduled to expire, then the Term shall automatically be extended for one year unless either party shall have given the other party written notice of its election not to extend the Term.

          SECTION 3.  Terms of Employment prior to Operative Date.  Prior to the
                      -------------------------------------------
Operative Date, the terms and conditions of the Executive's employment, including the Executive's rights upon termination of the Executive's employment, shall be the same as they would have been had this Agreement not been entered into by the Executive and the Company.

          SECTION 4.  Terms of Employment on and after Operative Date.
                      -----------------------------------------------

          (a)   Position and Duties.  (i)  On and after the Operative Date and
                -------------------
during the Term of this Agreement, (A) the Executive's position (including, without limitation, status, offices, titles, authority, duties and responsibilities) shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned immediately prior to the Operative Date and (B) the Executive's work location shall be based in Columbia, Maryland and the Company shall not require the Executive to travel on Company business to a substantially greater extent than required on the date that is six months prior to the Operative Date, except for travel and temporary assignments which are reasonably required for the full discharge of the Executive's responsibilities and which are consistent with the Executive's being based in Columbia, Maryland.

           (ii) On and after the Operative Date and during the Term of this Agreement, but excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

          (b)  Compensation. (i) Salary.  On and after the Operative Date and
               ------------      ------
during the Term of this Agreement, the Executive shall receive compensation at an annual rate not less than his Annual Base Salary.

           (ii)  Stock Incentive, Savings and Other Retirement and Supplemental
                 --------------------------------------------------------------
 Retirement Plans.  On and after the Operative Date and during the Term of this
 ----------------
 Agreement, the Executive will be entitled to participate in all stock incentive, 401(k) savings, pension and other retirement and supplemental retirement plans and programs that are generally available to full-time officers or employees of the Company.

(iii)  Welfare Benefit Plans.  On and after the Operative Date and during the
       ---------------------
Term of this Agreement, the Executive and any persons who from time to time thereafter are his Dependents shall be eligible to participate in and shall receive (or, in the case of life insurance, shall be entitled to have the Executive's beneficiary receive) all benefits under welfare benefit plans and programs that are generally available to full-time officers or employees of the Company.
(iv) Business Expenses.  On and after the Operative Date and during  the Term of
     -----------------
     this Agreement, the Company shall, in accordance with policies in effect with respect to the payment of such expenses immediately prior to the Operative Date, pay or reimburse the Executive for all reasonable out-of-pocket travel and other expenses incurred by the Executive in performing services hereunder. All such expenses shall be accounted for in such reasonable detail as the Company may require.
(v)  Vacations.  On and after the Operative Date and during the Term of this
     ---------
     Agreement, the Executive shall be entitled to periods of vacation not less than those to which the Executive was entitled on the date that is six months prior to the Operative Date.
(vi) Other Benefits.  On and after the Operative Date and during the Term of
     --------------
     this Agreement, the Executive shall be entitled to all Other Benefits not specifically provided for in subsections (i), (ii), (iii), (iv) and (v) of this Section 4(b) that are generally available to full-time officers or employees of the Company.

          SECTION 5.  Termination of Employment.
                      -------------------------

          (a)   Death or Incapacity.  The Executive's employment shall terminate
                -------------------
automatically upon the Executive's death. On and after the Operative Date, the Executive's employment shall also terminate automatically on his Incapacity Effective Date during the Term of this Agreement.

          (b)   Company Termination.  After the Operative Date, the Company may
                -------------------
terminate the Executive's employment for any reason, subject to the provisions of this Agreement establishing obligations of the Company that arise with respect to certain terminations.

          (c)   Executive Termination.  After the Operative Date, the Executive
                ---------------------
may terminate his or her employment for any reason.

          (d)   Notice of Termination.  On and after the Operative Date and
                ---------------------
during the Term of this Agreement, any termination by the Company for Cause or Incapacity, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Incapacity or Cause shall not serve to waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          SECTION 6.  Obligations of the Company upon Termination on or after
                      -------------------------------------------------------
the Operative Date.
------------------

          (a)   Termination for Good Reason or for Reasons other than for Cause,
                ----------------------------------------------------------------
Death or Incapacity.  If, on or after the Operative Date and during the Term of
-------------------
this Agreement, (x) the Company shall terminate the Executive's employment other than for Cause, death or Incapacity or (y) the Executive shall terminate his employment for Good Reason, then:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 calendar days after the Date of Termination the aggregate of the following amounts:

(A) the sum of (1) the Executive's then Annual Base Salary through the Date of Termination to the extent not already paid, plus (2) the product of (x) an amount equal to his then Annual Bonus times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 plus (3) any accrued vacation pay to the extent not already paid; and
(B) the amount equal to the product of (1) three, times (2) the sum of (x) the Executive's then Annual Base Salary and (y) his then Annual Bonus; and
               (ii)  the Company shall:

                    (A) contribute, within 30 calendar days after the Date of Termination, under Section 3 of the SERP an amount equal to the sum of (1) three times the maximum amount that could be contributed by the Company under Section 3(a)(i) of the SERP for a full calendar year based on the Executive's Compensation (as defined in The Rouse Company Savings Plan) computed for the 12 months immediately preceding such Date of Termination, and (2) one times such maximum amount multiplied by a fraction, the numerator of which is the number of days transpired in the year of termination prior to and including the Date of Termination and the denominator of which is 365; and

                    (B) accrue an additional benefit under Section 2 of the SERP equal to the amount by which the accrued benefit, as of the Date of Termination, of the Executive would be increased if the Executive were (1) credited, for all purposes under the SERP and the Pension Plan (as defined in the SERP), with three additional years of service credit based on (A) the Executive's Cash Compensation (as defined in the Pension Plan) computed for the 12 months immediately preceding such Date of Termination, and (B) the assumption that the benefit calculations for Past Service under the SERP and the Pension Plan are "updated", in a manner consistent with past Company practice, on January 1, 2000 and every third year thereafter, and (2) deemed, for all purposes under the SERP and the Pension Plan, to be three years older in age.

               (iii) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and his Dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) if the Executive's employment had not been terminated or, if more favorable to the Executive and his Dependents, as in effect generally at any time thereafter;

               (iv) the Executive and his Dependents shall continue to be eligible to participate in and shall receive all benefits under any plan or program of the Company providing medical benefits as are in effect on the date six months prior to the Operative Date or under any plan or program of a successor to the Company which provides medical benefits that are not less favorable to the Executive and his Dependents than such plans or programs of the Company until the date the Executive and his Dependents are all eligible for Medicare benefits (by reason of attaining the minimum age for such benefits without regard to whether an application has been made therefor); provided, however, that (A) in no event will a Dependent be eligible for benefits as described in this clause (iv) after the date he ceases to be a Dependent and (B) at all times after the expiration of the three-year period described in clause (iii) above, the Executive shall pay for such coverage at the same rate as is charged to other similarly situated individuals electing continuation coverage under
          Section 4980B of the Internal Revenue Code of 1986, as amended;

               (v) all outstanding options and restricted shares granted to Executive to purchase Common Shares under the Incentive Plans or under any other option or equity incentive plan shall, to the extent not already vested, immediately become fully vested and, in the case of options, shall remain exercisable until the end of the original term of such option without regard to Executive's termination of employment;

               (vi) the Company will continue to pay any premiums due on any individual insurance policies in effect on the life of the Executive for three years following the Date of Termination, after which time the Company shall distribute such policy to the Executive without requiring the Executive to repay any premiums paid by the Company;

               (vii) notwithstanding any provisions to the contrary under any loan agreement between the Company and the Executive, any obligation of the Executive to the Company to repay any loans or other indebtedness thereunder shall be forgiven;

               (viii) the Company shall transfer any car made available to the Executive for his use by the Company to the Executive for no consideration, provided that the Executive pays any and all transfer taxes and agrees to be solely responsible for insurance and the cost of insurance after the date of transfer;

               (ix) the Executive shall be entitled to keep any computer and/or software provided to the Executive by the Company for home or travel use for no consideration;

               (x) the Company, at no cost to the Executive, shall provide the Executive with outplacement services at a firm selected by the Executive for the period commencing on the Date of Termination and ending on the first to occur of (i) the first anniversary of the Executive's Date of Termination and (ii) the date on which the Executive obtains full-time employment as an employee;

               (xi) immediate payment of any deferred compensation balances not already paid to the Executive;

               (xii) immediate vesting of any outstanding equity- and performance-based awards; and

               (xiii) to the extent not already paid or provided, the Company shall timely pay or provide to the Executive all Other Benefits to the extent accrued on the Date of Termination and not specifically provided for in subsections (i) through (xii) of this Section 6(a).

          (b)   Death or Incapacity.  If the Executive's employment is
                -------------------
terminated on or after the Operative Date by reason of the Executive's death or Incapacity, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than for (i) timely payment of Accrued Obligations and (ii) provision by the Company of death benefits or disability benefits for termination due to death or Incapacity, respectively, in accordance with Sections 4(b)(iii) and 6(a)(vi) as in effect at the Operative Date or, if more favorable to the Executive, at the Executive's Date of Termination.

          (c)   Cause; Other than for Good Reason.  If the Executive's
                ---------------------------------
employment shall be terminated on or after the Operative Date for Cause, this Agreement shall terminate without further obligations to the Executive other than timely payment to the Executive of (x) the Executive's then Annual Base Salary through the Date of Termination and (y) Other Benefits, but in each case only to the extent unpaid as of the Date of Termination. If the Executive voluntarily terminates employment during the Term of this Agreement, excluding a termination for Good Reason on or after the Operative Date, this Agreement shall terminate without further obligations to the Executive, other than for the timely payment of Accrued Obligations and Other Benefits.

          SECTION 7.  Non-exclusivity of Rights.  Nothing in this Agreement
                      -------------------------
shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 15(c), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement.

          SECTION 8.  No Mitigation.  The Company agrees that, if the
                      -------------
Executive's employment is terminated on or after the Operative Date and during the Term of this Agreement for any reason, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive hereunder. Further, the amount of any payment or benefit provided hereunder on or after the Operative Date shall not be reduced by any compensation earned by the Executive as the result of employment with another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          SECTION 9.  Resolution of Disputes.
                      ----------------------

          (a)   Negotiation. The parties shall attempt in good faith to resolve
                -----------
any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and an executive officer of the Company or member of the Board of Directors of the Company as may be designated by the Board of Directors who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after the effective date of such notice, the Executive and an executive officer of the Company shall meet at a mutually acceptable time and place within the Baltimore-Washington metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days, notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 9(a) shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

          (b)   Arbitration.  Any dispute arising out of or relating to this
                -----------
Agreement or the breach, termination or validity thereof, which has not been resolved by nonbinding means as provided in Section 9(a) within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement.

          (c)   Expenses.  The Company shall promptly pay or reimburse the
                --------
Executive for all costs and expenses, including, without limitation, court costs and attorneys, fees, incurred by the Executive as a result of any claim, action or proceeding (including, without limitation a claim action or proceeding by the Executive against the Company) arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof or any other agreement or entitlement referred to herein.

          SECTION 10.   Certain Additional Payments by the Company.  Anything in
                        ------------------------------------------
this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision of the Code) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (an "Excise Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Excise Gross-Up Payment, the Executive retains an amount of the Excise Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Subject to the provisions of this Section 10, all determinations required to be made hereunder, including whether an Excise Gross-Up Payment is required and the amount of such Excise Gross-Up Payment, shall be made by KPMG LLP or such other accounting firm which at the time audits the financial statements of the Company (the "Accounting Firm") at the sole expense of the Company, which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date of termination of the Executive's employment under this Agreement, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision of the Code) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant hereto and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the
date that any payment of taxes with respect to such claim is due).   If the
Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim;

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including

          (without limitation) accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                  (iii) cooperate with the Company in good faith to contest effectively such claim; and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided that the Company shall bear and pay directly all costs and expenses
--------
(including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions hereof, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine, provided that if the Company
                                                 --------
directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of
                                         ------- ---------
the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which an Excise Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Gross-Up Payment required to be paid.

          SECTION 11.   Successors; Binding Agreement.
                        -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement, in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder had the Company terminated the Executive for reason other than Cause or Incapacity on the succession date. As used in this Agreement, "the Company" means the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

          (b) This Agreement shall be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          SECTION 12.   Nonassignability.  This Agreement is personal in nature
                        ----------------
and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 11. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution and, in the event of any attempted assignment or transfer by the Executive contrary to this
Section 12, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

          SECTION 13.   Notices.  For the purpose of this Agreement, notices and
                        -------
all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive - at the address included on the signature page.

          If to the Company:

               The Rouse Company
               10275 Little Patuxent Parkway
               Columbia, Maryland  21044

               Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          SECTION 14.  Governing Law.  The validity, interpretation,
                       -------------
construction and performance of this Agreement shall be governed by the laws of the State of Maryland without reference to principles of conflict of laws.

          SECTION 15.  Miscellaneous.
                       -------------

          (a) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, relating to such subject matter. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and the Company. The rights and obligations of the Company and the Executive shall survive the expiration of the Term.

          (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (c) Except as provided herein, this Agreement shall not be construed to affect in any way any rights or obligations in relation to the Executive's employment by the Company prior to the Operative Date or subsequent to the end of the Term.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

          (e) The Company may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as shall be required by law.

          (f) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                    THE ROUSE COMPANY

                                     By:

                                     Name:   Anthony W. Deering

                                     Title:  Chairman and Chief
                                             Executive Officer


                                     __________________________________
                                     Daniel C. Van Epp

                                     __________________________________
                                     (Street Address)

                                     __________________________________
                                     (City, State, Zip Code)